Exhibit 99.1
FOR IMMEDIATE RELEASE
Alliance Receives Nasdaq Delisting Notice
Alliance Delays Filing of Annual Report on Form 10-K to Resolve Accounting Question
SANTA CLARA, Calif.—(BUSINESS WIRE)—June 30, 2006— On June 30, 2006, Alliance Semiconductor Corporation (Nasdaq: ALSC)(the “Company”) received a Nasdaq Stock Market, Inc. (“Nasdaq”) Staff determination letter indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14). That rule requires the Company to file with Nasdaq copies of all reports filed or required to be filed with the U.S. Securities and Exchange Commission. The Company received this letter because the Company has not filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (the “Form 10-K”), pending the determination by the Company and its independent registered public accounting firm of whether certain assets of the Company, that were sold subsequent to March 31, 2006, should be classified as held for sale as of March 31, 2006. If such a classification is required, the Company will need to reflect this change in its financial statements for the fiscal year ended March 31, 2006 and prior fiscal years, which would necessitate further review and procedures by the Company’s predecessor independent registered public accounting firm prior to filing the Form 10-K. The Company believes that resolution of this issue will not alter the Company’s financial results, but may impact their presentation.
The Nasdaq Staff determination letter stated that as a result of the Company’s non-compliance with Nasdaq Marketplace Rule 4310(c)(14), the Company’s securities will be delisted from The Nasdaq Stock Market at the opening of business on July 11, 2006, unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel (the “Nasdaq Listing Panel”) in accordance with the Nasdaq rules to review the Staff determination on or before July 7, 2006 at 4:00 p.m. Eastern Time. The Company intends to request a hearing before a Nasdaq Listing Panel to appeal the Nasdaq’s Staff determination. Requesting a hearing will stay the delisting until the Nasdaq Listing Panel has reached a decision and there can be no assurance that the Nasdaq Listing Panel will grant the Company’s request for continued listing.
Forward-Looking Statements
Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “could” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of additional debt or equity capital on terms considered reasonable by management; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contact:
Alliance Semiconductor Corporation, Santa Clara
Karl H. Moeller, Jr., 408-855-4900